UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40202	88-0490034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 S West Temple, Suite 5 South Salt Lake, UT	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 466-9152

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2026, Red Cat Holdings, Inc., a corporation incorporated under the laws of the State of Nevada (“Red Cat”), entered into a Business Combination Agreement (the “Agreement”) by and among Red Cat, SMOT Acquisition GmbH, a limited liability company organized under the laws of Austria and a wholly-owned subsidiary of Red Cat (the “Bidder”), and Steyr Motors AG, a stock corporation incorporated under the laws of Austria (“Steyr Motors”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

The Offer

Prior to and in anticipation of the Agreement, the Bidder has launched a voluntary public cash tender offer (the “Offer”) to the shareholders of Steyr Motors for the acquisition (the “Transaction”) of all 5,251,261 no-par value bearer shares of Steyr Motors (each, a “Target Company Share”) at a price of EUR 39.00 per Target Company Share (the “Offer Price”). The Target Company Shares are admitted to trading exclusively on the Scale segment of the Frankfurt Stock Exchange and on the direct market plus segment of the Vienna Stock Exchange. The Offer will remain open for an acceptance period until December 18, 2026, 5:00 p.m. Central European Time (the “Acceptance Period”), subject to extension by the Bidder up to a maximum of sixteen (16) weeks. The Bidder has published the Offer Document (as defined in the Agreement) on a dedicated transaction website on October 22, 2026. The Transaction is supported by B & C Holding Österreich GmbH, as the largest shareholder of Steyr Motors, who has entered into an irrevocable undertaking agreement to tender their shares into the Offer at the Offer Price (the “Irrevocable Undertaking”). The Agreement is governed by the laws of Austria, with disputes subject to final and binding arbitration under the Vienna Rules of the Vienna International Arbitral Centre, with the seat of arbitration in Vienna and English as the language of the proceedings.

The Offer is subject to the following conditions (the “Offer Conditions”): (i) receipt of all required foreign direct investment approvals (or expiration of applicable waiting periods) in Austria, Australia, Italy, and the United Kingdom by no later than June 30, 2027; (ii) a minimum acceptance threshold of 50% plus one share of the Target Company Shares (not taking into account Target Company Shares held by Steyr Motors, if any) issued at the end of the acceptance period of the Offer (including Target Company Shares to be acquired under the Irrevocable Undertaking); (iii) no capital increase or issuance of securities by Steyr Motors between the publication of the Offer Document and the expiration of the acceptance period; and (iv) Steyr Motors has not published an ad hoc announcement pursuant to Article 17 of the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse stating that (a) insolvency proceedings have been opened or applied for against Steyr Motors, (b) the executive board of Steyr Motors (the “Executive Board”) has not requested the opening of insolvency proceedings, and (c) reasons exist that would require a request for the opening of insolvency proceedings. The Bidder shall, at its sole discretion, be entitled to waive any and all of the Offer Conditions in whole or in part, including the right to lower or waive the minimum acceptance threshold.

Non-Solicitation

From the date of signing the Agreement until the earlier of: (i) termination of the Agreement and (ii) consummation of the Transaction, Steyr Motors has agreed to refrain from taking any measures that may adversely affect the success or timely completion of the Offer, including soliciting a competing offer for the Target Company Shares or entering into discussions or negotiations with any third party with respect to any such competing offer. Notwithstanding the foregoing, Steyr Motors may engage with a third party that submits a bona fide, unsolicited proposal reasonably likely to result in a Superior Offer (as defined in the Agreement), provided that Steyr Motors will, as soon as reasonably practicable and legally permissible, make available to the Bidder any non-public information provided to such third party.

Termination

The Agreement may be terminated with immediate effect by either party if: (i) any Offer Condition becomes incapable of satisfaction and has not been waived by the Bidder; (ii) the Transaction finally fails to close; or (iii) the Irrevocable Undertaking is terminated or rescinded. Red Cat and the Bidder may jointly terminate the Agreement if Steyr Motors has materially breached the Agreement, the Executive Board or Supervisory Board withdraws or fails to provide its support for the Offer in the Reasoned Statement, or a Superior Offer has been consummated.

Steyr Motors may additionally terminate the Agreement if: (i) the Offer Price offered in the Offer is lower than EUR 39.00 per Target Company Share; (ii) the Offer contains Offer Conditions materially different from those specified in the Agreement; (iii) a Superior Offer has been published and the Bidder has not amended the Offer to match it within the period specified in the Agreement; (iv) circumstances exist that would cause the Executive Board to violate its duties under applicable law by not terminating the Agreement; or (v) the Bidder has not published the Offer Document by November 15, 2026 (unless such delay is solely attributable to Steyr Motors’s failure to cooperate).

The representations, warranties and covenants contained in the Agreement were made only for the purposes of such agreement and as of specific dates therein, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as fact, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Corporate Measures – Delisting

Pursuant to the Agreement, Steyr Motors agrees, to the extent permitted by law and subject to the fiduciary duties of the Executive Board, to apply for a delisting on all stock exchanges and multilateral trading facilities on which the Target Company Shares are traded if requested by Red Cat following the closing of the Transaction. Moreover, nothing in the Agreement prevents Red Cat from adopting resolutions in favor of delisting Steyr Motors from the Vienna Stock Exchange or the Frankfurt Stock Exchange, squeezing out minority shareholders of Steyr Motors under the Austrian Squeeze-Out Act, or other structural measures in relation to Steyr Motors following the closing of the Transaction. In the event of the implementation of any such delisting, squeeze-out or integration, nothing in the Agreement prevents Red Cat from taking steps to implement such measures and Steyr Motors agrees, to the extent permitted by law and subject to the fiduciary duties of its executive board, to support such implementation.

Executive Board and Supervisory Board Support

The Transaction is supported by Steyr Motors’ Supervisory Board and Executive Board after having duly reviewed and analyzed the Offer and acting in good faith with regard to its fiduciary duties.

Pursuant to the Agreement, the members of the Executive Board, to the extent they hold Target Company Shares, will accept the Offer within five (5) days of the commencement of the Acceptance Period, and the Executive Board agrees to use reasonable endeavors to ensure that the members of the Supervisory Board, to the extent they hold Target Company Shares, likewise accept the Offer within five (5) days of the commencement of the Acceptance Period.

The Supervisory Board and Executive Board shall separately or jointly prepare a Reasoned Statement. The Reasoned Statement shall reflect that the Executive Board regards the Offer as being in the best interest of Steyr Motors and the Offer Price as fair, adequate and attractive and welcomes and supports the Offer, and the Executive Board will use its best efforts to ensure that the Supervisory Board does so as well, in a separate or joint Reasoned Statement.

Item 8.01.	Other Events.

On October 19, 2026, Red Cat issued a press release announcing the launch of the Offer. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information provided pursuant to this Item 8.01, including Exhibit 99.1 referenced in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Offer will be made solely pursuant to the Offer Document to be published by the Bidder. The Offer is not being made, directly or indirectly, in or into the United States, and this Current Report on Form 8-K does not constitute an extension of the Offer into the United States or a commencement of a tender offer in the United States.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including information about, among other topics, Red Cat’s proposed acquisition of Steyr Motors AG and the anticipated timing of completion of the proposed Transaction. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed Transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including the possibility that the proposed Transaction does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed Transaction; disruption from the Transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed Transaction on the market price of Red Cat’s securities and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Transaction; and other business effects and uncertainties, including the effects of industry, market, economic, political or regulatory conditions.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect Red Cat’s business described in the “Risk Factors” and “Forward-Looking Statements” sections of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Red Cat from time to time with the SEC, all of which are available at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Red Cat assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of Red Cat Holdings, Inc. dated October 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: October 23, 2026	By:	/s/ Christian Morrison
	Name:	Christian Morrison
	Title:	Chief Financial Officer